Exhibit 99.1

           Leiner Health Products Reports First Quarter 2006 Results;
             - Investments in product rotation impact Q1 results -

     CARSON, Calif.--(BUSINESS WIRE)--Aug. 9, 2005--Leiner Health Products Inc. today announced its financial results for the first quarter ended June 25, 2005.
     Net sales for the quarter were $145.6 million compared to $156.0 million for the same period in fiscal 2005, a 6.7% decrease. The decrease in net sales for the quarter resulted primarily from a soft VMS and OTC market and substantial inventory reductions by the company's customers in response to the market. Additionally, the company reserved $4.7 million in anticipation of potential returns of branded product not currently meeting minimum turnover hurdle rates for the company's customers.
     For the quarter, Leiner reported a net loss of $4.2 million, compared to a net loss of $67.8 million for the same period in fiscal 2005. In the first quarter of fiscal 2005 Leiner recognized $85.4 million of recapitalization charges and a related tax impact of $13.5 million. Excluding these recapitalization charges and their income tax impact, Leiner had net income of $4.1 million for the first quarter of fiscal 2005. The decrease in net income for the first quarter of fiscal 2006 resulted from negative gross margin impact from three primary factors discussed further below: 1) the transition in product mix from Vitamin E to joint care in the VMS category; 2) $5.6 million reserved for returns and inventory write downs for branded products (which includes the $4.7 million reserve noted above); and 3) lower plant volumes from the company's inventory reduction initiative which began in the fourth quarter of fiscal 2005. Consequently, gross profit for the first quarter of fiscal 2006 was $22.3 million compared to $40.9 million for the same period in fiscal 2005.
     Credit Agreement EBITDA for the quarter was $9.2 million, compared to $19.7 million for the same period in fiscal 2005. Credit Agreement EBITDA is a financial measure used in the company's Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio of 5.25 to 1.00 and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio of 2.25 to 1.00 on the last day of the first quarter. Leiner was in compliance with these financial covenants as of June 25, 2005. However, due to changes in the product landscape and the decrease in net sales and gross margins in the first quarter of fiscal 2006 compared to the same period in fiscal 2005, which trends may continue, and in connection with the Pharmaceutical Formulations, Inc. ("PFI") acquisition and the narrow cushion in its financial covenants, Leiner is seeking to negotiate amendments to its Credit Agreement with its bank group during the second quarter of fiscal 2006. Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for a reconciliation of Credit Agreement EBITDA to net income.
     Robert Kaminski, Chief Executive Officer, commented, "We continue to proactively navigate the transition in the product landscape changes in our VMS category. Our progress is solid but not yet reflected in our financial results in our first quarter. We expect the cost of transition to continue to result in increased sales but lower gross margins in our fiscal 2006. In the first quarter we continued to feel the effects of product rotation from the higher margin vitamin E sales to the lower margin joint care products.
     "The joint care category has been hit hard by rising raw material costs. During the first quarter of this year we have successfully partnered with our key customers to deal with the changing marketplace. The company's 'customer first' philosophy has never been more evident. We have emerged as a leading joint care supplier focusing on customer quality and in stock first, believing our own rewards will follow. The benefit of our market share position will begin to be realized during the second quarter.
     "Additionally, our management team has been working to reduce the company's investment in overall raw material and finished goods inventory. The associated reduction in production volumes during the fourth quarter at Leiner's plants has generated unabsorbed manufacturing costs. These costs have created higher overall per unit product costs and lower gross profit margins in the first quarter. As our production volumes return to normal levels in succeeding quarters, we expect to see a lowering of our product costs as well.
     "We continue the careful management of operating expenses, which are down 9.0% at $21.8 million during the first quarter of fiscal 2006 compared to $23.9 million in the first quarter of fiscal 2005. We believe that our discipline in operating expense and working capital management will serve us well in future periods.
     "We are continuing to pursue the purchase of certain assets related to PFI's OTC solid dose pharmaceutical products business. We are excited about this opportunity to broaden our customer base, increase our manufacturing scale and lower our costs. This acquisition positions the company well in the store brand VMS and OTC pain management category as 40 million Americans turn 50 over the next 20 years.
     "Despite the near-term challenges in our industry, we will adhere to our vision and core values and we remain very optimistic about our long-term growth prospects."

     Conference Call Information

     Leiner will conduct a conference call on Wednesday, August 10, 2005 at 2:00 p.m. Eastern time to discuss first quarter-2006 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. The call is also being webcast and can be accessed through the "Investor Information" section of the company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from August 10, at 5:00 p.m. Eastern Time through August 24, 2005, and can be accessed by dialing 706-645-9291, conference ID #7989119. An archived webcast will also be available on Leiner's website.
     Additional information regarding Leiner's fiscal 2006 will be contained in the company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by Friday, August 12, 2005. The Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

     About Leiner Health

     Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 40 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner produced 27 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

     Forward-looking Statement

     This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) our inability to obtain the requested amendments from the senior lenders under a New Credit Facility at favorable terms, or at all; (vi) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (vii) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (viii) the inability of the company to gain and/or hold market share of its customers; (ix) exposure to and expenses of defending and resolving product liability claims and other litigation; (x) the ability of the company to successfully implement its business strategy; (xi) the inability of the company to manage its operations efficiently; (xii) consumer acceptance of the company's products; (xiii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiv) the mix of the company's products and the profit margins thereon; and (xv) the availability and pricing of raw materials. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                     LEINER HEALTH PRODUCTS INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              UNAUDITED
                        (dollars in thousands)

                                                 Three months ended
                                              ------------------------
                                                June 26,     June 25,
                                                  2004         2005
                                              -----------  -----------
Net sales                                      $ 156,003    $ 145,587
Cost of sales                                    115,127      123,284
                                              -----------  -----------
Gross profit                                      40,876       22,303
Marketing, selling and distribution expenses      14,679       13,784
General and administrative expenses                9,250        7,981
Research and development expenses                  1,283        1,090
Amortization of other intangibles                     80           10
Recapitalization expenses                         85,376          -
Other operating expense                              430          642
                                              -----------  -----------
Operating loss                                   (70,222)      (1,204)
Interest expense, net                              8,416        8,629
                                              -----------  -----------
Loss before income taxes                         (78,638)      (9,833)
Benefit from income taxes                        (10,830)      (5,638)
                                              -----------  -----------
Net loss                                         (67,808)      (4,195)
Accretion on preferred stock                     (39,211)         -
                                              -----------  -----------
Net loss attributable to common shareholder    $(107,019)   $  (4,195)
                                              ===========  ===========


Pro forma Reconciliation
------------------------
Net loss                                       $ (67,808)   $  (4,195)
Recapitalization expenses                         85,376          -
Income tax impact                                (13,476)         -
                                              -----------  -----------
Pro forma net income (loss)                    $   4,092    $  (4,195)
                                              ===========  ===========


                    LEINER HEALTH PRODUCTS INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS
             (dollars in thousands, except share data)

                                                 March 26,  June 25,
                                                   2005       2005
ASSETS                                           --------- ---------
                                                           Unaudited
Current assets:
  Cash and cash equivalents                      $ 16,951  $  6,121
  Accounts receivable, net of allowances of
   $3,113 and $2,856 at March 26, 2005
   and June 25, 2005, respectively                 80,250    61,116
  Inventories                                     164,910   160,225
  Income tax receivable                             2,310     7,850
  Prepaid expenses and other current assets        17,492    18,020
                                                 --------- ---------
    Total current assets                          281,913   253,332
Property, plant and equipment, net                 65,554    67,179
Goodwill                                           52,317    52,283
Other noncurrent assets                            17,014    16,847
                                                 --------- ---------
   Total assets                                  $416,798  $389,641
                                                 ========= =========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                               $101,639  $ 85,525
  Accrued compensation and benefits                 9,634     7,918
  Customer allowances payable                       9,576    10,413
  Accrued interest                                  9,093     5,556
  Other accrued expenses                           13,304    13,831
  Current portion of long-term debt                 5,536     4,191
                                                 --------- ---------
    Total current liabilities                     148,782   127,434
Long-term debt                                    390,990   389,737
Other noncurrent liabilities                          -         156
                                                 --------- ---------
    Total liabilities                             539,772   517,327
Commitments and contingencies
Common stock, $0.01 par value; 3,000,000 shares
 authorized, 1,000 issued and outstanding at
 March 26, 2005 and June 25, 2005                     -         -
Capital in excess of par value                        469       474
Accumulated deficit                              (126,357) (130,552)
Accumulated other comprehensive income              2,914     2,392
                                                 --------- ---------
    Total shareholder's deficit                  (122,974) (127,686)
                                                 --------- ---------
    Total liabilities and shareholder's deficit  $416,798  $389,641
                                                 ========= =========


                     LEINER HEALTH PRODUCTS INC.
               Calculation of Credit Agreement EBITDA
                       (dollars in thousands)

                                                 Three months ended
                                               ----------------------
                                                June 26,    June 25,
                                                  2004        2005
                                               ----------  ----------
Net loss                                       $ (67,808)   $ (4,195)
Benefit from income taxes                        (10,830)     (5,638)
Interest expense, net                              8,416       8,629
Depreciation and amortization                      3,379       4,055
Recapitalization expenses (1)                     85,376         -
Asset write-down (2)                                 -         5,659
Non-cash stock compensation expense (3)              -             5
Expenses related to permitted acquisition (4)        -            22
Management fees (5)                                1,118         672
                                               ==========  ==========
Credit Agreement EBITDA (6)                    $  19,651    $  9,209


(1) Represents consulting, transaction, legal and accounting fees associated with the May 2004 Recapitalization in fiscal 2005. These fees were included as a separate item in the condensed statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(2) Represents the establishment of a reserve for anticipated customer returns and the reduction of the carrying value of inventory related to certain branded products in the first quarter of fiscal 2006. This charge resulted in a reduction to gross profit in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows at June 25, 2005.
(3) Non-cash compensation expenses are included in the general and administrative expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(4) Internal expenses incurred in connection with the agreement to purchase substantially all of the OTC assets of Pharmaceutical Formulations, Inc. ("PFI") are included in the general and administrative expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(5) Management fees are included in other operating expenses in the condensed consolidated statement of operations and in operating activities in the condensed consolidated statement of cash flows.
(6) Credit Agreement EBITDA is calculated in accordance with the definitions contained in our New Credit Facility as described under "Credit Agreement EBITDA."


     CONTACT: Leiner Health Products Inc.
              Rob Reynolds, 310-952-1511
              or
              Lippert/Heilshorn & Assoc.
              Jody Burfening/Harriet Fried
              212-838-3777